Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"COLOMBIA CLEAN POWER & FUELS, INC.", A NEVADA CORPORATION,

WITH AND INTO "COLOMBIA ENERGY RESOURCES, INC." UNDER THE NAME OF "COLOMBIA ENERGY RESOURCES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE ELEVENTH DAY OF OCTOBER, A.D. 2011, AT 6:45 O'CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE FOURTH DAY OF NOVEMBER, A.D. 2011.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

5034078 8100M

111091544

SECRETARY OF STATE · DELAWARE

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9086358

DATE: 10-12-11

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:55 PM 10/11/2011
FILED 06:45 PM 10/11/2011
SRV 111091544 - 5034078 FILE

STATE OF DELAWARE
CERTIFICATE OF MERGER
OF
COLOMBIA CLEAN POWER & FUELS, INC.
(A NEVADA CORPORATION)
INTO
COLOMBIA ENERGY RESOURCES, INC.
(A DELAWARE CORPORATION)

Pursuant to Title 8, Section 252 of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Colombia Energy Resources, Inc., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is Colombia Clean Power & Fuels, Inc., a Nevada corporation.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Colombia Energy Resources, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The authorized stock and par vale of the non-Delaware corporation is 100,000,000 common shares, par value $.001, and 5,000,000 preferred shares, par value $.001.

SIXTH: The merger is to become effective on November 4, 2011.

SEVENTH: The Agreement and Plan of Merger is on file at One Embarcadero Center, Suite 500, San Francisco, CA 94111, an office of the surviving corporation.

EIGHTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 7th day of October, A.D., 2011.

By: ______________________
Ronald G. Stovash, Chief Executive Officer